Exhibit 10.2

SUJA LIFE HOLDINGS, L.P.

SIXTH AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT

Dated as of May 7, 2026

THE UNITS REPRESENTED BY THIS SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

CERTAIN UNITS MAY ALSO BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH HEREIN AND/OR IN A SEPARATE AGREEMENT WITH THE INITIAL HOLDER OF SUCH UNITS. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER OF SUCH UNITS UPON WRITTEN REQUEST TO THE PARTNERSHIP AND WITHOUT CHARGE.

TABLE OF CONTENTS

i

Unit Ownership Ledger

ii

SUJA LIFE HOLDINGS, L.P.
SIXTH AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT

THIS SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT of Suja Life Holdings, L.P., a Delaware limited partnership (the “Partnership”), is entered into as of May 7, 2026 (the “Effective Date”), by and among the Partnership, Suja Life Holdings GP, LLC, a Delaware limited liability company (the “Prior General Partner”), Suja Life, Inc., a Delaware corporation (“Pubco”), Suja Life Consortium Aggregator, L.P., a Delaware limited partnership (the “Aggregator”), Suja Life Sub, Inc., a Delaware corporation (the “Corporation Sub”), Vive Buyer, Inc., a Delaware corporation, Slice Life Intermediate Holdings, LLC, a Delaware limited liability company, and each other Person admitted to the Partnership as a Limited Partner from time to time pursuant to the terms and conditions of this Agreement.

WHEREAS, the Certificate was filed with the Office of the Secretary of State of Delaware on July 20, 2021;

WHEREAS, the limited partnership agreement of the Partnership was amended and restated on December 31, 2024, and subsequently amended pursuant to that certain Amendment No. 1 on the Effective Date (as so amended, the “Prior Agreement”);

WHEREAS, in connection with and prior to the initial public offering of Class A Common Stock of Pubco (the “IPO”), certain Partners acquired certain Partnership equity interests;

WHEREAS, in connection with the IPO: (i) the Partnership and the Partners desire to recapitalize the Partnership’s equity interests pursuant to this Agreement such that all of the equity interests held by the Partners as of the Effective Date but immediately prior to such recapitalization are automatically converted into a number of Series A Units that have an equivalent aggregate value as of the Effective Date; (ii) the Prior General Partner shall withdraw as general partner of the Partnership, and Pubco shall be admitted to the Partnership as its general partner (the “GP Transition”); (iii) upon the effectiveness of the GP Transition, the Prior General Partner will be dissolved in accordance with the Delaware Act; (iv) Pubco will purchase, directly or indirectly through one or more wholly owned Subsidiaries (as defined below), Series A Units using a portion of the net proceeds of the IPO; and (v) Pubco, the Corporation Sub, the Partnership and Aggregator will enter into the Exchange Agreement, pursuant to which Aggregator (and its successors and assigns) will be permitted to exchange Series A Units (together with the corresponding number of shares of Class V Common Stock) for Class A Common Stock or the Cash Payment (as defined therein) (clauses (i) through (v), collectively, the “IPO Transactions”);

WHEREAS, the parties hereto desire to enter into this Agreement to amend and restate, replace and supersede in its entirety the Prior Agreement as set forth herein to give effect to the IPO Transactions and reflect the admission of Pubco as the general partner of the Partnership.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the following meanings:

“704(c) Event” has the meaning set forth in Section 4.5(b)(ii).

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 8.2.

“Adjusted Capital Account Deficit” means, with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person’s Capital Account balance shall be (i) reduced for any items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) and (ii) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Partnership pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to Minimum Gain).

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person, and in the case of any Partner that is a partnership, limited liability company, corporation or similar entity, any partner, member or stockholder of such Partner; provided, that the Partnership and its Subsidiaries shall not be deemed to be Affiliates of any Partner. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (whether through ownership of securities, by contract or otherwise).

“Aggregator” has the meaning set forth in the Preamble, together with its successors and assigns; provided that, in the event that the Aggregator has not appointed a successor prior to the date on which it dissolves, liquidates, winds up, terminates or otherwise ceases to exist, PSP shall be deemed to be a successor to the Aggregator for all applicable purposes of this Agreement, including Section 7.4.

“Agreement” means this Sixth Amended and Restated Limited Partnership Agreement, as it may be amended, modified and/or supplemented from time to time in accordance with the terms hereof.

“Assumed Tax Liability” means, with respect to any Limited Partner for any Fiscal Quarter, an amount that, in the good faith estimation of the General Partner, equals the product of (a) the amount of taxable income of the Partnership allocable to such Partner in respect of such Fiscal Quarter (which shall include gross or net income allocations of items of Profit or Loss), determined (w) by assuming such Partner earned solely the items of income, gain, deduction, loss and/or credit allocated to such Partner by the Partnership for such taxable period, (x) without regard to adjustments under Section 732(d), 734(b) and 743(b) of the Code, (y) by including adjustments to taxable income in respect of Section 704(c) of the Code and (z) reducing such taxable income by net taxable losses of the Partnership allocated to such Partner for prior taxable periods beginning after the Effective Date to the extent that such losses are of a character (ordinary or capital) that would permit the losses to be deducted by such Partner against the current taxable income of the Partnership allocable to the Partner for such Fiscal Quarter and have not previously been taken into account in determining such Partner’s Assumed Tax Liability, multiplied by (b) the Assumed Tax Rate; provided, that in the case of Pubco, the Assumed Tax Liability shall in no event be less than the amount that will enable Pubco to meet its obligations pursuant to the Tax Receivable Agreement for the relevant Taxable Year.

“Assumed Tax Rate” means the combined maximum U.S. federal, state and local income tax rate applicable to a taxable individual or corporation in any jurisdiction in the United States (whichever is higher), including pursuant to Section 1411 of the Code, in each case, taking into account all jurisdictions in which the Partnership is required to file income tax returns and the relevant apportionment information, in effect for the applicable Fiscal Quarter (making an appropriate adjustment for any rate changes that take place during such period and taking into account the character of the income).

“Audit” has the meaning set forth in Section 7.4(b).

“Board” means the board of directors of Pubco.

“Book Value” means, with respect to any of the Partnership property, the Partnership’s adjusted basis for federal income Tax purposes, adjusted from time to time to reflect the adjustments required or permitted (in the case of permitted adjustments, to the extent the Partnership makes such permitted adjustments) by Treasury Regulations Sections 1.704-1(b)(2)(iv)(d)-(g).

“Business Day” means any day other than a Saturday, Sunday or other day on which the banks located in New York, New York, Chicago, Illinois or Los Angeles, California are authorized or obligated to be closed.

“Capital Account” means the capital account maintained for a Limited Partner pursuant to Section 3.6 and the other applicable provisions of this Agreement.

“Capital Contributions” means any cash, cash equivalents, promissory obligations or the Fair Market Value of any other property that a Partner contributes (or is deemed by the General Partner to have contributed) to the Partnership with respect to any Unit pursuant to Section 3.1 or Section 3.11.

“Cash Payment” has the meaning set forth in the Exchange Agreement.

“Certificate” means the Partnership’s Certificate of Limited Partnership as filed with the Secretary of State of Delaware, as the same may be amended from time to time.

“Certificate of Amendment” has the meaning set forth in Section 2.8(b).

“Certificate of Cancellation” has the meaning set forth in Section 2.8(b).

“Class A Common Stock” means shares of class A common stock, par value $0.0001 per share, of Pubco.

“Class V Common Stock” means shares of class V common stock, par value $0.0001 per share, of Pubco.

“Code” means the United States Internal Revenue Code of 1986, as amended. Such term, if elected by the General Partner in its sole discretion, shall be deemed to include any future amendments to the Code and any corresponding provisions of succeeding Code provisions (whether or not such amendments and corresponding provisions are mandatory or discretionary).

“Corporate Subsidiary” means any direct or indirect Subsidiary of Pubco that holds, directly or indirectly, Units.

“Corporation Sub” has the meaning set forth in the preamble of this Agreement.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101, et seq., as it may be amended from time to time, and any successor thereto.

“Distribution” means each distribution made by the Partnership to a Partner, with respect to such Person’s Units, whether in cash, property or securities and whether by liquidating distribution, redemption, repurchase or otherwise; provided that notwithstanding anything in the foregoing to the contrary, none of the following, standing alone, shall be deemed to be a Distribution hereunder: (i) any recapitalization, exchange or conversion of securities of the Partnership; (ii) any subdivision (by unit split or otherwise) or any combination (by reverse unit split or otherwise) of any outstanding Units; (iii) any Tax Distribution and (iv) any repurchase of Units pursuant to any right of first refusal or similar repurchase right in favor of the Partnership.

“Effective Date” has the meaning set forth in the Preamble.

“Equity Agreement” has the meaning set forth in Section 3.2(a).

“Equity Securities” means (i) any Units, capital stock, partnership, membership or limited liability company interests or other equity interests (including other classes, groups or series thereof having such relative rights, powers and/or obligations as may from time to time be established by the General Partner, including rights, powers and/or duties different from, senior to or more favorable than existing classes, groups and series of Units, capital stock, partnership, membership or limited liability company interests or other equity interests, and including any profits interests), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests and (iii) warrants, options or other rights to purchase or otherwise acquire Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests. Unless the context otherwise indicates, the term “Equity Securities” refers to Equity Securities of the Partnership.

“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Partner or the occurrence of any other event upon which a Partner withdraws from the Partnership by operation of law or otherwise.

“Exchange” has the meaning set forth in the Exchange Agreement.

“Exchange Agreement” means the Exchange Agreement, dated as of the Effective Date, by and among Pubco, the Partnership and the Aggregator, as the same may be amended, amended and restated or replaced from time to time.

“Exchange Rate” has the meaning set forth in the Exchange Agreement.

“Exchangeable Unit” means a Series A Unit held by any Limited Partner (other than Pubco, the Corporation Sub or any of their respective wholly owned Subsidiaries).

“Fair Market Value” means, as of any date of determination, (i) with respect to a Unit, an amount equal to the applicable Partner’s Pro Rata Share of the Total Equity Value as of such date (as determined in good faith by the General Partner) divided by the number of Units held by such Partner as of such date, and (ii) with respect to any other non-cash assets, the fair market value for such property as between a willing buyer under no compulsion to buy and a willing seller under no compulsion to sell in an arm’s-length transaction occurring on such date, taking into account all relevant factors determinative of value (including in the case of securities, any restrictions on transfer applicable thereto or, if such securities are traded on a securities exchange or automated or electronic quotation system, the quoted price for such securities as of the date of determination), as reasonably determined in good faith by the General Partner.

“Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30 and December 31, or such other quarterly accounting period as may be established by the General Partner.

“Fiscal Year” means the 12-month period ending on December 31, or such other annual accounting period as may be established by the General Partner.

“Forfeiture Allocations” has the meaning set forth in Section 4.3(f).

“General Partner” means (i) Pubco so long as Pubco has not withdrawn as the General Partner pursuant to Section 5.1(c) and (ii) any successor thereof appointed as General Partner in accordance with Section 5.1(c). Unless the context otherwise requires, references herein to the General Partner shall refer to the General Partner acting in its capacity as such.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“GP Transition” has the meaning set forth in the Recitals.

“HSR Act” has the meaning set forth in Section 10.7.

“Indemnitee” has the meaning set forth in Section 6.2.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“IPO” has the meaning set forth in the Recitals.

“IPO 704(c) Event” has the meaning set forth in Section 3.12.

“IPO Transactions” has the meaning set forth in the Recitals.

“IRS Notice” has the meaning set forth in Section 7.5(a).

“Limited Partner” means each Person listed on the Unit Ownership Ledger and any Person admitted to the Partnership as a Substituted Limited Partner or Additional Limited Partner in accordance with the terms and conditions of this Agreement, in each case, in such Person’s capacity as a limited partner of the Partnership; but in each case only for so long as such Person is shown on the Partnership’s books and records as the owner of one or more Units.

“Liquidation Assets” has the meaning set forth in Section 10.2(b).

“Liquidation FMV” has the meaning set forth in Section 10.2(b).

“Liquidation Statement” has the meaning set forth in Section 10.2(b).

“Losses” means items of the Partnership loss and deduction determined according to Section 3.6.

“Minimum Gain” means the partnership minimum gain determined pursuant to Treasury Regulations Section 1.704-2(d).

“Notice Date” has the meaning set forth in Section 4.5(b)(ii).

“Obligations” has the meaning set forth in Section 6.2.

“Partners” means the General Partner and the Limited Partners. The Partners shall constitute the “partners” (as that term is defined in the Delaware Act) of the Partnership.

“Partnership” has the meaning set forth in the Preamble.

“Partnership Representative” has the meaning set forth in Section 7.4(a).

“Partnership Tax Audit Rules” means Code Sections 6221 through 6241, together with any guidance issued thereunder or successor provisions and any similar provision of state or local Tax laws.

“Per Share Cash Settlement Threshold Price” has the meaning set forth in the Exchange Agreement.

“Permitted Transferee” means, with respect to any Person, (i) any of such Person’s Affiliates, (ii) any direct or indirect partner, member, stockholder or other equityholder of such Person and (iii) any Person who is a transferee of Units in a Transfer approved by the General Partner.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Prior Agreement” has the meaning set forth in the Recitals.

“Prior General Partner” has the meaning set forth in the Preamble.

“Prior GP Indemnified Persons” has the meaning set forth in Section 6.2.

“Pro Rata Share” means with respect to each Partner, a fraction, the numerator of which is the aggregate number of Series A Units held by such Partner, and the denominator of which is the aggregate number of Series A Units then outstanding.

“Profits” means items of Partnership income and gain determined according to Section 3.6.

“PSP” means Paine Schwartz Partners, LLC, a Delaware limited liability company, or its designee.

“Pubco” has the meaning set forth in the Preamble.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of August 23, 2021, by and among Pubco and certain other parties thereto, as the same may be amended, amended and restated or replaced from time to time.

“Regulatory Allocations” has the meaning set forth in Section 4.3(e).

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Exchange Act shall be deemed to include any corresponding provisions of future law.

“Series A Unit” means a Unit having the rights and obligations specified with respect to a Series A Unit in this Agreement.

“Specified Audit” has the meaning set forth in Section 7.4(c).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the limited liability company, partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof and without limitation, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such other Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or shall control the manager, managing member, managing director (or a board comprised of any of the foregoing) or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Partnership.

“Substituted Limited Partner” means a Person that is admitted as a Limited Partner to the Partnership pursuant to Section 8.2, or any transferee that has been admitted as a Limited Partner in connection with a Transfer of Units hereunder.

“Successor General Partner” means a Person admitted to the Partnership as a successor General Partner in accordance with the terms of this Agreement.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding or other tax of any kind whatsoever, including any transferee liability and any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

“Tax Advances” has the meaning set forth in Section 4.6.

“Tax Distribution” has the meaning set forth in Section 4.1(a)(i).

“Tax Distribution Conditions” has the meaning set forth in Section 4.1(a)(i).

“Tax Distribution Date” means April 10, June 10, September 10 and December 10 of each calendar year, which shall be adjusted by the General Partner as reasonably necessary to take into account changes in estimated tax payment due dates for U.S. federal income Taxes under applicable law or otherwise as necessary to permit the timely payment of any Assumed Tax Liability.

“Tax Receivable Agreement” means the Tax Receivable Agreement dated as of the Effective Date, by and among Pubco, the Partnership and the other parties thereto, as the same may be amended, amended and restated or replaced from time to time.

“Taxable Year” means the Partnership’s accounting period for federal income Tax purposes determined pursuant to Section 7.3 or such other year as is determined by the General Partner in compliance with Section 706 of the Code.

“Total Equity Value” means, as of any date of determination, the aggregate proceeds that would be received by the Partners if: (i) the assets of the Partnership were sold at their fair market value to an independent third-party on arm’s-length terms, with neither the seller nor the buyer being under compulsion to buy or sell such assets; (ii) the Partnership satisfied and paid in full all of its obligations and liabilities (including all Taxes, costs and expenses incurred in connection with such transaction and any amounts reserved by the General Partner with respect to any contingent or other liabilities); and (iii) such net sale proceeds were then distributed in accordance with Section 4.1, all as determined by the General Partner in good faith based upon the Per Share Cash Settlement Threshold Price as of such date.

“Traditional Method with Curative Allocations” has the meaning set forth in Section 4.5(b).

“Transaction Documents” means, collectively, this Agreement, the Exchange Agreement, the Registration Rights Agreement, the Tax Receivable Agreement and all other agreements, instruments, certificates and other documents entered into or delivered by any Partner in connection with the transactions contemplated hereby or thereby.

“Transfer” has the meaning set forth in Section 8.1.

“Treasury Regulations” means the income Tax regulations promulgated under the Code and effective as of the date of this Agreement. Such term, if elected by the General Partner in its sole discretion, shall be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations (whether or not such amendments and corresponding provisions are mandatory or discretionary).

“Unit” means a partnership interest in the Partnership of a Partner or representing a fractional part of the interests in Profits, Losses and Distributions of the Partnership held by all Partners and shall include Series A Units.

“Unit Ownership Ledger” has the meaning set forth in Section 3.1(b).

Article II
ORGANIZATIONAL MATTERS

Section 2.1            Formation of the Partnership. The Partnership was formed in the State of Delaware on July 20, 2021 pursuant to the provisions of the Delaware Act.

Section 2.2            Limited Partnership Agreement. The Partners hereby execute this Agreement for the purpose of amending and restating the Prior Agreement and establishing the affairs of the Partnership and the conduct of its business in accordance with the provisions of the Delaware Act. The Partners hereby agree that during the term of the Partnership set forth in Section 2.6 the rights, powers and obligations of the Partners with respect to the Partnership will be determined in accordance with the terms and conditions of this Agreement and, except where the Delaware Act provides that such rights, powers and obligations shall apply “unless otherwise provided in a partnership agreement” or words of similar effect and such rights, powers and obligations are set forth in this Agreement, the Delaware Act shall govern; provided, that, notwithstanding the foregoing or anything to the contrary herein, Section 17-305(a) of the Delaware Act (entitled “Access to and Confidentiality of Information; Records”) shall not apply to or be incorporated into this Agreement, and each Partner hereby expressly waives any and all rights under such Section.

Section 2.3            Name. The name of the Partnership shall be “Suja Life Holdings, L.P.”. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time. Notification of any such name change shall be given to all Partners. The Partnership’s business may be conducted under its name and/or any other name or names deemed advisable by the General Partner.

Section 2.4            Purpose. The purpose and business of the Partnership shall be to engage in any lawful act or activity that may be conducted by a limited partnership formed pursuant to the Delaware Act and engage in all other lawful acts or activities necessary or incidental to the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Partnership to possess any purpose or power, or to do any act, forbidden by law.

Section 2.5            Principal Office; Registered Office. The principal office of the Partnership shall be located at 3831 Ocean Ranch Blvd, Oceanside, California 92056, or at such other place inside or outside the state of Delaware as the General Partner may from time to time designate, and all business and activities of the Partnership shall be deemed to have occurred at its principal office. The Partnership may maintain offices at such other place or places as the General Partner deems advisable. The address of the registered office of the Partnership in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Partnership) as the General Partner may designate from time to time in the manner provided by applicable law, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be the registered agent named in the Certificate or such Person or Persons as the General Partner may designate from time to time in the manner provided by applicable law.

Section 2.6            Term. The term of the Partnership commenced upon the filing of the Certificate with the office of the Secretary of State of Delaware in accordance with the Delaware Act and shall continue in existence until the Partnership shall be terminated and dissolved in accordance with the provisions of Article X.

Section 2.7            Intended Tax Treatment. The Partners intend that the Partnership shall be treated as a partnership for federal and, if applicable, state and local income tax purposes, and each Partner and the Partnership shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Section 2.8            Withdrawal of Prior General Partner and Admission of General Partner.

(a)           Effective as of the Effective Date, and upon the consummation of the GP Transition: (i) the Prior General Partner hereby withdraws as general partner of the Partnership and ceases to be a Partner, and (ii) in accordance with Section 17-401(a) of the Delaware Act, Pubco is hereby admitted to the Partnership as its sole general partner.

(b)           Following the GP Transition: (i) a certificate of cancellation shall be filed with the Office of the Secretary of State of Delaware with respect to the Prior General Partner (the “Certificate of Cancellation”) and the Prior General Partner shall be dissolved in accordance with the Delaware Act; and (ii) Pubco, as General Partner, shall file or cause to be filed with the Office of the Secretary of State of Delaware a certificate of amendment to the Certificate reflecting the GP Transition (the “Certificate of Amendment”).

(c)           Pubco shall be admitted to the Partnership without making a Capital Contribution, or being obligated to make a Capital Contribution, and without acquiring any Units in the Partnership. As the General Partner, Pubco’s direct interest in the Partnership is, as of the Effective Date, non-economic, and Pubco will not receive any direct allocations or distributions pursuant to this Agreement unless and until Pubco directly holds Series A Units.

(d)           Each Limited Partner acknowledges that the General Partner may be capitalized with only de minimis or no funds, and each Limited Partner hereby forever releases and discharges, and agrees that it will make no claims against, any direct or indirect director, officer, member, manager, partner or holder of equity interests in the General Partner based upon any claims against the General Partner arising under or in connection with this Agreement, including under any “veil piercing” or similar theory, and whether due to claims of undercapitalization of the General Partner or otherwise. Each of the direct and indirect directors, officers, members, managers, partners and holders of equity interests in the General Partner is an express third-party beneficiary of this Section 2.8.

Article III
UNITS, CAPITAL CONTRIBUTIONS AND ACCOUNTS

Section 3.1            Units; Capitalization.

(a)           Units; Capitalization. The Partnership shall have the authority to issue an unlimited number of Series A Units. The ownership by a Partner of Series A Units shall entitle such Partner to allocations of Profits and Losses and other items and Distributions of cash and other property as set forth in Article IV hereof.

(b)           Unit Ownership Ledger; Capital Contributions. The Partnership shall create and maintain a ledger (the “Unit Ownership Ledger”) setting forth: (a) the name and address of the General Partner and each Limited Partner, (b) the number of Units (if any) of each class of Units held of record by each such Partner and (c) the amount of the Capital Contribution (if any) made (or deemed to have been made) with respect to each class of Units held by such Partner and the date of such Capital Contribution. Upon any change in the number or ownership of outstanding Units (whether upon an issuance of Units, a Transfer of Units, a cancellation of Units or otherwise), the Partnership shall amend and update the Unit Ownership Ledger. Absent manifest error, the ownership interests recorded on the Unit Ownership Ledger shall be conclusive record of the Units that have been issued and are outstanding. Each Partner named in the Unit Ownership Ledger has made (or shall be deemed to have made) Capital Contributions to the Partnership as set forth in the Unit Ownership Ledger in exchange for the Units specified in the Unit Ownership Ledger. Any reference in this Agreement to the Unit Ownership Ledger shall be deemed a reference to the Unit Ownership Ledger as amended and in effect from time to time.

(c)           Certificates; Legends. Units shall be issued in uncertificated form; provided that, at the request of any Limited Partner, the General Partner may cause the Partnership to issue one or more certificates to any such Partner holding Units representing in the aggregate the Units held by such Partner. If any certificate representing Units is issued, then such certificate shall bear a legend substantially in the following form:

THIS CERTIFICATE EVIDENCES UNITS REPRESENTING A PARTNERSHIP INTEREST IN SUJA LIFE HOLDINGS, L.P. THE PARTNERSHIP INTEREST IN SUJA LIFE HOLDINGS, L.P. REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THE PARTNERSHIP INTEREST IN SUJA LIFE HOLDINGS, L.P. REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF SUJA LIFE HOLDINGS, L.P., DATED AS OF MAY 7, 2026, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH SHALL BE FURNISHED BY THE PARTNERSHIP TO THE RECORD HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

(d)           Conversion of Prior Partnership Interests. Contemporaneous with the execution and effectiveness of this Agreement, all of the partnership interests in the Partnership that were issued and outstanding and held by the Partners immediately prior to the effectiveness of this Agreement are hereby converted into the Series A Units as set forth on the Unit Ownership Ledger.

Section 3.2            Authorization and Issuance of Additional Units.

(a)           Subject to Section 11.2, the General Partner shall have the right to cause the Partnership to issue and/or create and issue at any time after the Effective Date, and for such amount and form of consideration as the General Partner may determine, additional Units or other Equity Securities of the Partnership (including creating classes or series thereof having such powers, designations, preferences and rights as may be determined by the General Partner). The General Partner shall have the power to make such amendments to this Agreement in order to provide for such powers, designations, preferences and rights as the General Partner in its discretion deems necessary or appropriate to give effect to such additional authorization or issuance in accordance with the provisions of this Section 3.2(a). In connection with any issuance of Units (whether on or after the date of this Agreement), the Person who acquires such Units shall execute a counterpart to this Agreement accepting and agreeing to be bound by all terms and conditions hereof, and shall enter into such other documents, instruments and agreements to effect such purchase as are required by the General Partner (including such documents, instruments and agreements entered into on or prior to the date of this Agreement by the Partners, each, an “Equity Agreement”). The Partnership may not issue any additional Series A Units or other Equity Securities to Pubco or any of its Subsidiaries except as set forth in Section 3.2(b) or Section 3.2(c).

(b)           At any time Pubco issues one or more shares of Class A Common Stock or any other Equity Securities of Pubco (other than an issuance of the type covered by Section 3.2(c) or an issuance to a holder of Exchangeable Units pursuant to the Exchange Agreement, as described in Section 3.2), Pubco shall, directly or indirectly through one or more Corporate Subsidiaries, contribute to the Partnership all of the net proceeds (if any) received by Pubco with respect to such share or shares of Class A Common Stock or other Equity Securities of Pubco. Upon such contribution, the General Partner shall cause the Partnership to issue a number of Series A Units (if Pubco issues shares of Class A Common Stock), determined based upon the Exchange Rate then in effect, or an equal number of such Equity Securities of the Partnership corresponding to the Equity Securities issued by Pubco (if Pubco issues Equity Securities other than shares of Class A Common Stock) registered in the name of Pubco (or the applicable Corporate Subsidiary or Corporate Subsidiaries through which an indirect contribution was made) so that the aggregate number of Series A Units and other Equity Securities of the Partnership held by Pubco (including indirectly through one or more Corporate Subsidiaries) at all times equals the number of shares of Class A Common Stock and other Equity Securities issued by Pubco issued and outstanding; provided, however, that if Pubco issues one or more shares of Class A Common Stock or other Equity Securities of Pubco, some or all of the net proceeds of which are to be used to fund expenses or other obligations of Pubco for which Pubco would be permitted a Distribution pursuant to Article IV, then Pubco shall not be required to transfer the portion of such net proceeds to the Partnership that are used or will be used to fund such expenses or obligations; provided further, that if Pubco issues any shares of Class A Common Stock in order to purchase or fund the purchase of Series A Units from a Partner (other than a Subsidiary of Pubco), then notwithstanding anything herein to the contrary, the foregoing in this Section 3.2(b) shall not apply and the provisions in Article II of the Exchange Agreement shall control. Notwithstanding the foregoing, this Section 3.2(b) shall not apply to the issuance and distribution to holders of shares of Class A Common Stock of rights to purchase Equity Securities of Pubco under a “poison pill” or similar shareholder’s rights plan (it being understood that (i) upon exchange of Exchangeable Units for Class A Common Stock pursuant to the Exchange Agreement, such Class A Common Stock would be issued together with any such corresponding right, and (ii) in the event such rights to purchase Equity Securities of Pubco are triggered, Pubco will ensure that the holders of Series A Units that have not been exchanged prior to such time will be treated equitably vis-à-vis the holders of Class A Common Stock under such plan).

(c)           At any time Pubco issues one or more shares of Class A Common Stock or other Equity Securities of Pubco in connection with an equity incentive program, whether such share or shares are issued upon exercise (including cashless exercise) of an option, settlement of a restricted stock unit, as restricted stock or otherwise, the General Partner shall cause the Partnership to issue a corresponding number of Series A Units or Equity Securities of the Partnership corresponding to the Equity Securities issued by Pubco (if Pubco issues Equity Securities other than shares of Class A Common Stock), and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of Pubco so issued to Pubco and/or its Corporate Subsidiaries (determined based upon the Exchange Rate then in effect) so that the aggregate number of Series A Units and other Equity Securities held, directly and/or indirectly, by Pubco at all times equals the number of shares of Class A Common Stock and other Equity Securities issued and outstanding; provided that Pubco shall be required to contribute to the Partnership, directly or indirectly through one or more Corporate Subsidiaries, all (but not less than all) of the net proceeds (if any) received by Pubco from or otherwise in connection with such issuance of one or more shares of Class A Common Stock or other Equity Securities of Pubco, including the exercise price of any option exercised. If any such shares of Class A Common Stock or other Equity Securities so issued by Pubco in connection with an equity incentive program are subject to vesting or forfeiture provisions, then the Series A Units or other Equity Securities of the Partnership corresponding to the Equity Securities issued by Pubco (if Pubco issues Equity Securities other than shares of Class A Common Stock) that are issued by the Partnership to Pubco and/or its Corporate Subsidiaries in connection therewith in accordance with the preceding provisions of this Section 3.2(c) shall be subject to vesting or forfeiture on the same basis; if any of such shares of Class A Common Stock or other Equity Securities of Pubco vest or are forfeited, then a corresponding number of the Series A Units (determined based upon the Exchange Rate then in effect) or other Equity Securities issued by the Partnership corresponding to the Equity Securities issued by Pubco (if Pubco issues Equity Securities other than shares of Class A Common Stock) in accordance with the preceding provisions of this Section 3.2(c) shall automatically vest or be forfeited. Any cash or property held by Pubco or the Partnership or on any of such Person’s behalf in respect of dividends paid on restricted shares of Class A Common Stock or other Equity Securities of Pubco that fail to vest shall be returned to the Partnership upon the forfeiture of such restricted shares of Class A Common Stock or other Equity Securities of Pubco. For the avoidance of doubt, notwithstanding anything to the contrary set forth in clause (iii) of the definition of Equity Securities, a corresponding issuance of Series A Units pursuant to this Section 3.2(c) shall only occur at such time as Pubco actually issues shares of Class A Common Stock in settlement or satisfaction of an option, warrant, restricted stock unit or other similar contractual right to receive shares of Class A Common Stock.

(d)           Pubco shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of Class A Common Stock as shall be issuable upon Exchange of all outstanding Series A Units (other than any Series A Units held directly or indirectly by Pubco and/or its Corporate Subsidiaries) and shares of Class V Common Stock to satisfy its obligations under the Exchange Agreement; provided that nothing contained herein shall be construed to preclude Pubco from satisfying its obligations in respect of any such Exchange by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of Pubco). If any shares of Class A Common Stock require registration with or approval of any Governmental Entity under any federal or state law before such shares may be issued upon an Exchange, Pubco shall use reasonable best efforts to cause the exchange of such shares of Class A Common Stock to be duly registered or approved, as the case may be. Pubco shall list and use its reasonable best efforts to maintain the listing of the Class A Common Stock required to be delivered upon any such Exchange prior to such delivery upon the national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities laws). Pubco covenants that all shares of Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

(e)           Notwithstanding any other provision of this Agreement to the contrary, if Pubco or its Corporate Subsidiaries acquires or holds any material amount of cash in excess of any monetary obligations it reasonably anticipates, Pubco may in its sole discretion: (i) contribute (or cause to be contributed) such excess cash amount to the Partnership in exchange for a number of Series A Units and distribute to holders of Class A Common Stock an equivalent number of shares of Class A Common Stock; or (ii) use such excess cash amount in such other manner and make such other adjustments to or take such other actions with respect to the capitalization of Pubco, its Corporate Subsidiaries and the Partnership and to the one-to-one ratio between Series A Units and Class A Common Stock as Pubco in good faith determines to be fair and reasonable to the shareholders and other equityholders of Pubco and to the Partners to preserve the intended economic effect of this Article III.

(f)           For purposes of this Section 3.2, “net proceeds” means gross proceeds to Pubco from the issuance of Class A Common Stock or other securities less all reasonable bona fide out-of-pocket fees and expenses of Pubco, the Partnership and their respective Subsidiaries actually incurred in connection with such issuance.

Section 3.3            Repurchase or Redemptions.

(a)           Neither Pubco nor any of its Corporate Subsidiaries may redeem, repurchase or otherwise acquire (i) shares of Class A Common Stock unless substantially simultaneously therewith the Partnership redeems, repurchases or otherwise acquires from Pubco or such Corporate Subsidiary an equal number of Series A Units for the same price per security, if any, or (ii) any other Equity Securities of Pubco or any of its Corporate Subsidiaries unless substantially simultaneously therewith the Partnership redeems, repurchases or otherwise acquires from Pubco or such Corporate Subsidiary an equal number of the corresponding class or series of Equity Securities of the Partnership with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of Pubco or such Corporate Subsidiary for the same price per security, if any.

(b)           The Partnership may not redeem, repurchase or otherwise acquire (i) any Series A Units from Pubco or any of Corporate Subsidiaries unless substantially simultaneously Pubco or such Corporate Subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Class A Common Stock for the same price per security from holders thereof or (ii) any other Equity Securities of the Partnership from Pubco or any of its Corporate Subsidiaries unless substantially simultaneously Pubco or such Corporate Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of Pubco or such Corporate Subsidiary of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions on liquidation) and other economic rights as those of such Units of the Partnership.

Section 3.4            Equity Subdivisions and Combinations. Except in accordance with the Exchange Agreement or any other adjustments required by this Agreement:

(a)           Any subdivision (by equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of Class A Common Stock, Class V Common Stock or other related class or series of Equity Security of Pubco (including any Equity Security held in treasury) shall be accompanied by an identical subdivision or combination, as applicable, of the Series A Units or other related class or series of Equity Security of the Partnership, as applicable, with corresponding changes made with respect to any other exchangeable or convertible Equity Security of the Partnership and Pubco.

(b)           Any subdivision (by equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the Units shall be accompanied by an identical subdivision or combination, as applicable, of the Class A Common Stock, Class V Common Stock or other related class or series of Equity Security of Pubco (including any Equity Security held in treasury), as applicable, with corresponding changes made with respect to any other exchangeable or convertible Equity Security of the Partnership and Pubco.

Section 3.5            General Authority. For the avoidance of doubt, but subject to Section 3.1, Section 3.2, Section 3.3 and Section 3.4, the Partnership, Pubco and the General Partner shall be permitted to undertake all actions, including an issuance, redemption, reclassification, distribution, division or recapitalization, with respect to the Series A Units as is necessary to maintain at all times a one-to-one ratio between (i) the number of Series A Units owned by Pubco, directly and/or indirectly, and the number of outstanding shares of Class A Common Stock and (ii) the number of outstanding shares of Class V Common Stock held by any Person (other than Pubco or any of its Corporate Subsidiaries) and the number of Series A Units held by such Person. Pubco shall not issue any shares of Class V Common Stock to any Person unless, concurrently with such issuance, the Partnership issues an equal number of Series A Units to such Person.

Section 3.6            Capital Accounts.

(a)           Maintenance of Capital Accounts. The Partnership shall maintain a separate Capital Account for each Partner according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). Without limiting the foregoing, each Partner’s Capital Account shall be adjusted:

(i)            by adding any additional Capital Contributions made by such Partner in consideration for the issuance of Units;

(ii)           by deducting any amounts paid to such Partner in connection with the redemption or other repurchase by the Partnership of Units;

(iii)           by adding any Profits allocated in favor of such Partner and subtracting any Losses allocated in favor of such Partner; and

(iv)           by deducting any distributions paid in cash or other assets to such Partner by the Partnership.

(b)           Computation of Income, Gain, Loss and Deduction Items. For purposes of computing the amount of any item of the Partnership income, gain, loss or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income Tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:

(i)            the computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(1)(B), Code Section 705(a)(2)(B) and Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income Tax purposes;

(ii)           if the Book Value of any Partnership property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iii)           items of income, gain, loss or deduction attributable to the disposition of the Partnership property having a Book Value that differs from its adjusted basis for Tax purposes shall be computed by reference to the Book Value of such property;

(iv)           items of depreciation, amortization and other cost recovery deductions with respect to the Partnership property having a Book Value that differs from its adjusted basis for Tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g); and

(v)           to the extent an adjustment to the adjusted Tax basis of any of the Partnership’s asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis); and if, as a result of an exercise of a noncompensatory option (as defined in Treasury Regulations Section 1.721-2(f)) to acquire Units, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Partnership shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).

Section 3.7            Negative Capital Accounts; No Interest Regarding Positive Capital Accounts. No Partner shall be required to pay to any other Partner or the Partnership any deficit or negative balance that may exist from time to time in such Partner’s Capital Account (including upon and after dissolution of the Partnership). Except as otherwise expressly provided herein, no Partner shall be entitled to receive interest from the Partnership in respect of any positive balance in its Capital Account and no Partner shall be liable to pay interest to the Partnership or any Partner in respect of any negative balance in its Capital Account.

Section 3.8            No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from the Partnership, except as expressly provided herein.

Section 3.9            Loans From Partners. Loans by Partners to the Partnership shall not be considered Capital Contributions. If any Partner shall loan funds to the Partnership in excess of the amounts required hereunder to be contributed by such Partner to the capital of the Partnership, the making of such loans shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such loans shall be a debt of the Partnership to such Partner and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

Section 3.10         Adjustments to Capital Accounts for Distributions In-Kind. To the extent that the Partnership distributes property in-kind to the Partners, the Partnership shall be treated as making a distribution equal to the Fair Market Value of such property (as of the date of such distribution) for purposes of Section 4.1 and such property shall be treated as if it were sold for an amount equal to its Fair Market Value and any resulting gain or loss shall be allocated to the Partners’ Capital Accounts in accordance with Section 4.2 through Section 4.4. If the Partnership distributes property in kind to any Partner, the Partnership shall (a) first, to the extent possible, distribute (and be deemed to distribute) to such Partner any such property that the Partner contributed to the Partnership (or any such property received by the Partnership in a tax-deferred exchange for property contributed to the Partnership by such Partner) and (b) second, to the extent no further distribution can be made in accordance with subclause (a), or if such Partner did not contribute property to the Partnership, then the Partnership shall, to the extent possible, distribute (and be deemed to distribute) to the Partner property other than such property that was contributed to the Partnership by another Partner (or any such property received by the Partnership in a tax-deferred exchange for property contributed to the Partnership by a Partner), to the extent that such Partner is entitled to receive a Distribution at such time under the economic priorities set out in Article IV.

Section 3.11         Transfer of Capital Accounts. The original Capital Account established for each Substituted Limited Partner shall be in the same amount as the Capital Account of the Partner (or portion thereof) to which such Substituted Limited Partner succeeds at the time such Substituted Limited Partner is admitted to as a Partner of the Partnership. The Capital Account of any Partner whose interest in the Partnership shall be increased or decreased by means of (a) the Transfer to it of all or part of the Units of another Partner or (b) the repurchase or forfeiture of Units pursuant to any Equity Agreement shall be appropriately adjusted to reflect such Transfer or repurchase. Any reference in this Agreement to a Capital Contribution of or Distribution to a Partner that has succeeded any other Partner shall include any Capital Contributions or Distributions previously made by or to the former Partner on account of the Units of such former Partner Transferred to such Partner.

Section 3.12          Adjustments to Book Value. The Partnership shall adjust the Book Value of its assets to Fair Market Value in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) as of the following times: (a) at the General Partner’s discretion in connection with the issuance of Units in the Partnership or a more than de minimis Capital Contribution to the Partnership; (b) at the General Partner’s discretion in connection with the Distribution by the Partnership to a Partner of more than a de minimis amount of the Partnership’s assets, including money; and (c) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g). Any such increase or decrease in Book Value of an asset shall be allocated as a Profit or Loss to the Capital Accounts of the Partners under Section 4.2 (determined immediately prior to the event giving rise to the revaluation). The Partnership shall adjust the Book Value of its property under Treasury Regulations Section 1.704-1(b)(2)(iv)(f) in connection with and immediately after the IPO Transactions (the “IPO 704(c) Event”).

Section 3.13            Compliance With Section 1.704-1(b). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts are computed in order to comply with such Treasury Regulations, the General Partner may make such modification, notwithstanding anything in Section 11.2 to the contrary. The General Partner also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of the Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(iv)(g), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

Article IV
DISTRIBUTIONS AND ALLOCATIONS

Section 4.1            Distributions.

(a)           Tax Distributions.

(i)           Tax Distributions. To the extent funds of the Partnership are legally available for distribution by the Partnership and such distribution would not be prohibited under any credit facility to which the Partnership or any of its Subsidiaries is a party (the “Tax Distribution Conditions”), with respect to each Fiscal Quarter, on or prior to the relevant Tax Distribution Date, the Partnership shall distribute to each Partner an amount of cash (each a “Tax Distribution”) equal to such Partner’s Assumed Tax Liability for such Fiscal Quarter. To the extent a holder of Series A Units would receive for any Fiscal Quarter less than its Pro Rata Share of the aggregate Tax Distributions to be paid pursuant to the preceding sentence, the Tax Distributions to such Partner shall be increased to ensure that all Tax Distributions to holders of Series A Units are made in accordance with their Pro Rata Share. The General Partner shall be entitled to adjust subsequent Tax Distributions up or down to reflect any variation between its prior estimation of quarterly Tax Distributions and the Tax Distributions that would have been computed under this Section 4.1(a)(i) based on subsequent information. In the event that due to the Tax Distribution Conditions the funds available for any Tax Distribution to be made hereunder are insufficient to pay the full amount of the Tax Distribution that would otherwise be required under this Section 4.1(a)(i), the Partnership shall use its reasonable best efforts to distribute to each Partner the amount of funds that are available after application of the Tax Distribution Conditions on a pro rata basis (according to the amounts that would have been distributed to each Partner pursuant to this Section 4.1(a)(i) if available funds (after application of the Tax Distribution Conditions) existed in a sufficient amount to make such Distribution in full). At any time thereafter when additional funds of the Partnership are available for Distribution after application of the Tax Distribution Conditions, the Partnership shall use its reasonable best efforts to immediately distribute such funds to the Partners on a pro rata basis (according to the amounts that would have been distributed to each Partner pursuant to this Section 4.1(a)(i) if available funds (after application of the Tax Distribution Conditions) would have existed in a sufficient amount to make such Tax Distribution in full). Notwithstanding the foregoing, Distributions pursuant to Section 4.1(b) with respect any taxable period shall first be treated as Tax Distributions pursuant to this Section 4.1(a)(i) to the extent of any entitlement thereto.

(ii)           Additional Tax Distributions. In the event (A) of any audit by, or similar event with, a taxing authority that affects the calculation of any Partner’s Assumed Tax Liability for any Taxable Year (other than an audit conducted pursuant to the Partnership Tax Audit Rules for which no election is made pursuant to Code Section 6226 (or any similar provision of state or local law)) or (B) the Partnership files an amended tax return, each Partner’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest and penalties). Any shortfall in the amount of Tax Distributions the Partners and former Partners received for the relevant Taxable Years based on such recalculated Assumed Tax Liability promptly shall be distributed to such Partners and the successors of such former Partners in accordance with their Pro Rata Share of such additional Tax Distributions, except, for the avoidance of doubt, to the extent Distributions were made to such Partners and former Partners pursuant to Section 4.1 in the relevant Taxable Years sufficient to cover such shortfall.

(b)           Other Distributions. Except as otherwise set forth in Section 4.1(a) or in the Exchange Agreement, the General Partner may (but shall not be obligated to) cause the Partnership to make Distributions at such times, in such amounts and in such form (including in-kind property) as determined by the General Partner in its sole discretion, in each case to the holders of Series A Units in accordance with their respective Pro Rata Shares.

Section 4.2            Allocations. Profits or Losses for any Fiscal Year shall be allocated among the Partners in such a manner as to reduce or eliminate, to the extent possible, any difference, as of the end of such Fiscal Year, between (a) the sum of (i) the Capital Account of each Partner, (ii) such Partner’s share of Minimum Gain (as determined according to Treasury Regulations Section 1.704-2(g)) and (iii) such Partner’s partner nonrecourse debt minimum gain (as defined in Treasury Regulations Section 1.704-2(i)(2)) and (b) the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the Partnership under this Agreement and the Delaware Act, determined as if the Partnership were to (i) liquidate the assets of the Partnership for an amount equal to their Book Value and (ii) distribute the proceeds of such liquidation pursuant to Section 10.2.

Section 4.3            Special Allocations.

(a)           Minimum Gain Chargeback. Losses attributable to partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulations Section 1.704-2(i)(2)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Partners in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(i)(4).

(b)           Partner Nonrecourse Debt Minimum Chargeback. Nonrecourse deductions (as determined according to Treasury Regulations Section 1.704-2(b)(1)) for any Taxable Year shall be allocated to each holder of Series A Units ratably among such Partners based upon their ownership of Series A Units. Except as otherwise provided in Section 4.3(a), if there is a net decrease in the Minimum Gain during any Taxable Year, each Partner shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(f). This Section 4.3(b) is intended to be a Minimum Gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c)           Qualified Income Offset. If any Partner that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Section 4.3(a) and Section 4.3(b), but before the application of any other provision of this Article IV, then Profits for such Taxable Year shall be allocated to such Partner in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 4.3(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d)           Allocation of Certain Profits and Losses. Profits and Losses described in Section 3.6(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(j), (k) and (m).

(e)           Regulatory Allocations. The allocations set forth in Sections 4.3(a)-(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to allocate Profit and Loss of the Partnership or make the Partnership distributions. Accordingly, notwithstanding the other provisions of this Article IV, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Partners so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Partners to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Partners anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Partners so that the net amount of the Regulatory Allocations and such special allocations to each such Partner is zero. In addition, if in any Fiscal Year there is a decrease in partnership Minimum Gain, or in partner nonrecourse debt Minimum Gain, and application of the Minimum Gain chargeback requirements set forth in Section 4.3(a) or Section 4.3(b) would cause a distortion in the economic arrangement among the Partners, the Partners may, if they do not expect that the Partnership will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such Minimum Gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such Minimum Gain chargeback requirement.

(f)           The Partners acknowledge that allocations like those described in Proposed Treasury Regulations Section 1.704-1(b)(4)(xii)(c) (“Forfeiture Allocations”) may result from the allocations of Profits and Losses provided for in this Agreement. For the avoidance of doubt, the Partnership is entitled to make Forfeiture Allocations and, once required by applicable final or temporary guidance, allocations of Profits and Losses will be made in accordance with Proposed Treasury Regulations Section 1.704-1(b)(4)(xii)(c) or any successor provision or guidance.

(g)           Any excess nonrecourse liabilities of the Partnership, within the meaning of Treasury Regulations Section 1.752-3(a)(3), shall be allocated to the Partners in any manner that is permissible under the Treasury Regulations.

(h)           Any item of deduction with respect to a Tax that is offset at the General Partner’s election pursuant to the second sentence of Section 4.6 against a Distribution to which a Partner is otherwise entitled shall be allocated to such Partner. For the avoidance of doubt, all tax deductions described in this Section 4.3(h) shall be taken into account in determining the amount of any Tax Distribution made under the provisions of Section 4.1(a)(i).

Section 4.4            Offsetting Allocations. If, and to the extent that, any Partner is deemed to recognize any item of income, gain, deduction or loss as a result of any transaction between such Partner and the Partnership pursuant to Sections 83, 482 or 7872 of the Code or any similar provision now or hereafter in effect, the General Partner shall use its commercially reasonable efforts to allocate any corresponding Profit or Loss to the Partner who recognizes such item in order to reflect the Partners’ economic interest in the Partnership.

Section 4.5            Tax Allocations.

(a)           Allocations Generally. Except as provided in Section 4.5(b), for federal, state and local income Tax purposes, each item of income, gain, loss or deduction shall be allocated among the Partners in the same manner and in the same proportion that the corresponding book items have been allocated among the Partners’ respective Capital Accounts; provided that, if any such allocation is not permitted by the Code or other applicable law, then each subsequent item of income, gains, losses, deductions and credits will be allocated among the Partners so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)           Code Section 704(c) Allocations.

(i)            As a result of the IPO 704(c) Event, items of Partnership taxable income, gain, loss and deduction shall be allocated to take into account any variation created as a result of the IPO 704(c) Event for any property between such property’s adjusted Tax basis for federal income tax purposes and its Book Value, in each case, in accordance with the “traditional method,” except that the Partnership shall make curative allocations of the resulting tax gain from the sale or disposition of each such property in a manner that is intended to offset the effect of the cumulative amount of any “ceiling rule limitations” with respect to allocations of depreciation or amortization deductions in respect of any such differences between the Book Value of an such item of property and its adjusted Tax basis that are created in connection with any such contribution or adjustment of Book Value for each such property, as the case may be, as outlined in Treasury Regulations Section 1.704-3(c)(3)(iii)(B) (the “Traditional Method with Curative Allocations”).

(ii)           If (A) any property is contributed (or deemed contributed for Tax purposes) to the Partnership, or (B) if the Book Value of any Partnership property is adjusted Tax basis pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f) (any such contribution or adjustment of Book Value described in clauses (A) or (B), a “704(c) Event”), items of Partnership taxable income, gain, loss, and deduction shall be allocated using the Traditional Method with Curative Allocations; provided, that with respect to any 704(c) Event, the Aggregator may withhold consent to the use of the Traditional Method with Curative Allocations with respect to such 704(c) Event (including, for the avoidance of doubt, any 704(c) Event in connection with the IPO Transactions) to the extent the Aggregator delivers written notice to the Partnership prior to February 21st of the Taxable Year following the Taxable Year including the 704(c) Event (the “Notice Date”) that consent is withheld to the use of the Traditional Method with Curative Allocations with respect to such 704(c) Event, and solely to the extent such written notice is timely delivered and such consent is not unreasonably withheld or conditioned, the Aggregator and the Partnership shall cooperate in good faith to timely agree on an alternative methodology permissible under Section 704(c) of the Code with respect to the 704(c) Event, and such mutually agreed alternative methodology (unless the Traditional Method with Curative Allocations is mutually agreed) shall be used by the Partnership with respect to such 704(c) Event. The Partnership shall reasonably cooperate to provide its analysis and any modeling with respect to the choice of allocation methodology for any Taxable Year, as well as any other information reasonably requested by the Aggregator that is reasonably necessary to determine whether to consent or object to such methodology, at least 10 days in advance of the Notice Date for such Taxable Year.

(c)           Section 754 Election. The Partnership will make an election under Section 754 of the Code for its Taxable Year that includes or begins on the date of this Agreement, and shall have such election in effect for each subsequent Taxable Year, to adjust the basis of the Partnership property as permitted and provided in Sections 734 and 743 of the Code, and the General Partner shall use commercially reasonable efforts to cause each Person in which the Partnership owns a direct or indirect equity interest (other than a Subsidiary) that is treated as a partnership for U.S. federal income tax purposes to have in effect any such election for such Taxable Years. Such election shall be effective solely for federal (and, if applicable, state and local) income Tax purposes and shall not result in any adjustment to the Book Value of any Partnership asset or to the Partner’s Capital Accounts (except as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m)).

(d)           Allocation of Tax Credits, Tax Credit Recapture, Etc. Allocations of Tax credits, Tax credit recapture and any items related thereto shall be allocated to the Partners according to their interests in such items as determined by the General Partner taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii) and (viii).

(e)           Corrective Allocations. If necessary, the Partnership will make corrective allocations as set forth in Treasury Regulations Section 1.704-1(b)(4)(x).

(f)            Effect of Allocations. Allocations pursuant to this Section 4.5 are solely for purposes of federal, state and local Taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, Distributions (other than Tax Distributions) or other items pursuant to any provision of this Agreement.

Section 4.6            Indemnification and Reimbursement for Payments on Behalf of a Partner. Except as otherwise provided in Article VI, if the Partnership (or any other entity in which the Partnership owns a direct or indirect interest) is required by law to make any payment to a Governmental Entity that is specifically attributable to a Partner or a Partner’s status as such (including federal withholding Taxes, state personal property Taxes and state unincorporated business Taxes, Taxes arising under the Partnership Tax Audit Rules, the amount of any Taxes imposed under Code Section 1446(f), and any interest, penalties, additions to Tax and expenses related to any such amounts) (“Tax Advances”), then such Partner shall indemnify and contribute to the Partnership in full for the entire amount of Tax Advances paid. The General Partner may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Partnership for Tax Advances under this Section 4.6 or with respect to any other amounts owed by the Partner to the Partnership or any of its Subsidiaries. A Partner’s obligation to indemnify and make contributions to the Partnership under this Section 4.6 shall survive the transfer or termination of any Partner’s interest in any Units of the Partnership, the termination of this Agreement, and the termination, dissolution, liquidation and winding up of the Partnership (and for purposes of this Section 4.6 to the extent not prohibited by applicable law, the Partnership shall be treated as continuing in existence). The Partnership may pursue and enforce all rights and remedies it may have against each Partner under this Section 4.6, including instituting a lawsuit to collect such indemnification and contribution. For the avoidance of doubt, any Taxes, penalties and interest payable under the Partnership Tax Audit Rules by the Partnership or any fiscally transparent entity in which the Partnership owns an interest shall be treated as Tax Advances specifically allocable to the Partners and the Partnership Representative shall use commercially reasonable efforts to allocate the burden of (or any diminution in distributable proceeds resulting from) any such Taxes, penalties or interest to the Partners to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise) as determined by the Partnership Representative.

Article V
MANAGEMENT AND CONTROL OF THE PARTNERSHIP

Section 5.1            Management by the General Partner.

(a)           Except as otherwise specifically provided in this Agreement or the Delaware Act, the business, property and affairs of the Partnership shall be managed, operated and controlled at the sole, absolute and exclusive direction of the General Partner in accordance with the terms of this Agreement. No Partners shall have management authority or voting or other rights over, or any other ability to take part in the conduct or control of the business of, the Partnership. The General Partner is, to the extent of its rights and powers set forth in this Agreement, an agent of the Partnership for the purpose of the Partnership’s business, and the actions of the General Partner taken in accordance with such rights and powers shall bind the Partnership (and no Partner shall have such right). The General Partner shall have all necessary powers to carry out the purposes, business and objectives of the Partnership. The General Partner may delegate in its discretion the authority to sign agreements and other documents and take other actions on behalf of the Partnership to any Person (including any Partner, officer or employee of the Partnership) to enter into and perform any document on behalf of the Partnership.

(b)           Without limiting Section 5.1(a), the General Partner shall have the sole power and authority to effect any of the following by the Partnership or any of its Subsidiaries in one or a series of related transaction, in each case without the vote, consent or approval of any Partner: (i) any sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership); (ii) any merger, consolidation, reorganization or other combination of the Partnership with or into another entity, (iii) any acquisition; (iv) any issuance of debt or equity securities; (v) any incurrence of indebtedness; or (vi) any dissolution. If a vote, consent or approval of the Partners is required by the Delaware Act or other applicable law with respect to any action to be taken by the Partnership or matter considered by the General Partner, each Partner will be deemed to have consented to or approved such action or voted on such matter in accordance with the consent or approval of the General Partner on such action or matter.

(c)           Pubco may withdraw as the General Partner and appoint as its successor at any time upon written notice to the Partnership (a) any wholly-owned Subsidiary of Pubco, (b) any Person of which Pubco is a wholly-owned Subsidiary, (c) any Person into which Pubco is merged or consolidated or (d) any transferee of all or substantially all of the assets of Pubco, which withdrawal and replacement shall be effective upon the delivery of such notice. No appointment of a Person other than Pubco (or its successor, as the case may be) as the General Partner shall be effective unless Pubco (or its successor, as the case may be) and the new General Partner provide all Partners with contractual rights, directly enforceable by such Partners against the new General Partner, to cause the new General Partner to comply with all of the General Partner’s obligations under this Agreement.

Section 5.2            Investment Company Act. The General Partner shall use reasonable best efforts to ensure that the Partnership shall not be subject to registration as an investment company pursuant to the Investment Company Act.

Section 5.3            Officers.

(a)           Officers. Unless determined otherwise by the General Partner, the officers of the Partnership shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer and a Secretary and each other officer of Pubco shall also be an officer of the Partnership, with the same title. All officers shall be appointed by the General Partner (or by the Chief Executive Officer to the extent the General Partner delegates such authority to the Chief Executive Officer) and shall hold office until their successors are appointed by the General Partner (or by the Chief Executive Officer to the extent the General Partner delegates such authority to the Chief Executive Officer). Two or more offices may be held by the same individual. The officers of the Partnership may be removed by the General Partner (or by the Chief Executive Officer to the extent the General Partner delegates such authority to the Chief Executive Officer) at any time for any reason or no reason.

(b)           Other Officers and Agents. The General Partner may appoint such other officers and agents as it may deem necessary or advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the General Partner.

(c)           Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Partnership and shall have the general powers and duties of supervision and management usually vested in the office of a chief executive officer of a company. He or she shall preside at all meetings of Partners if present thereat.

(d)           President. The President shall be the chief executive officer of the Partnership in the absence of the Chief Executive Officer. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed from time to time by the General Partner.

(e)           Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Partnership and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Partnership. The books of account shall at all times be open to inspection by the General Partner. The Chief Financial Officer shall deposit all monies and other valuables in the name of, and to the credit of, the Partnership with such depositaries as may be designated by the General Partner.

(f)           Treasurer. The Treasurer shall have the custody of Partnership funds and securities and shall keep full and accurate account of receipts and disbursements. He or she shall deposit all moneys and other valuables in the name and to the credit of the Partnership in such depositaries as may be designated by the General Partner or the Chief Executive Officer. The Treasurer shall disburse the funds of the Partnership as may be ordered by the General Partner, the Chief Executive Officer or the Chief Financial Officer, taking proper vouchers for such disbursements. He or she shall render to the General Partner and the Chief Executive Officer whenever either of them may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Partnership. If required by the General Partner, the Treasurer shall give the Partnership a bond for the faithful discharge of his or her duties in such amount and with such surety as the General Partner shall prescribe.

(g)           Secretary. The Secretary shall give, or cause to be given, notice of all meetings of Partners and all other notices required by applicable law or by this Agreement, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, or by the General Partner. He or she shall record all the proceedings of the meetings of the Partnership and shall perform such other duties as may be assigned to him or her by the General Partner or by the Chief Executive Officer.

(h)           Other Officers. Other officers, if any, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the General Partner or by the Chief Executive Officer.

Section 5.4            Fiduciary Duties.

(a)           Partners and Partners. To the fullest extent permitted by law and notwithstanding any duty otherwise existing at law or in equity, no Partner or Partner, solely in its capacity as such, shall owe any fiduciary duty to the Partnership, the General Partner, any Partner, any Partner or any other Person bound by this Agreement, provided that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. Nothing in this Section 5.4(a) shall limit the liabilities, duties or obligations of any Partner or Partner acting in his or her capacity as an officer or manager pursuant to any other provision of this Agreement.

(b)           General Partner and Officers. Notwithstanding any other provision to the contrary in this Agreement, except as set forth in Section 5.4(c), (i) the General Partner shall, in its capacity as General Partner, and not in any other capacity, have the same fiduciary duties to the Partnership and the Partners and Partners as a member of the board of directors of a Delaware corporation; and (ii) each officer of the Partnership shall, in his or her capacity as such, and not in any other capacity, have the same fiduciary duties to the Partnership and the Partners and Partners as an officer of a Delaware corporation. For the avoidance of doubt, the fiduciary duties described in the immediately preceding clause (i) shall not be limited by the fact that the General Partner shall be permitted to take certain actions in its sole or reasonable discretion pursuant to the terms of this Agreement or any agreement entered into in connection herewith.

(c)           General Partner Conflicts. The parties hereto acknowledge that the members of Pubco’s board of directors will owe fiduciary duties to Pubco and its stockholders. The General Partner will use commercially reasonable and appropriate efforts and means, as determined in good faith by the General Partner, to minimize any conflict of interest between the Partners, on the one hand, and the stockholders of Pubco, on the other hand, and to effectuate any transaction that involves or affects any of the Partnership, the General Partner, the Partners and/or the stockholders of Pubco in a manner that does not (i) disadvantage the Partners of their interests relative to the stockholders of Pubco, (ii) advantage the stockholders of Pubco relative to the Partners or (iii) treat the Partners and the stockholders of Pubco differently; provided that in the event of a conflict between the interests of the stockholders of Pubco and the interests of the Partners, such Partners agree that the General Partner shall discharge its fiduciary duties to such Partners by acting in the best interests of Pubco’s stockholders.

(d)           Waiver. Any duties (including fiduciary duties) and liabilities set forth in this Agreement shall replace completely and absolutely those existing at law or in equity and each of the Partnership, each Partner and any other Person bound by this Agreement hereby, to the fullest extent permitted by applicable law, including Section 17-1101(d) of the Delaware Act, waives the right to make any claim, bring any action or seek any recovery based on any duties or liabilities existing at law or in equity other than any such duties and liabilities set forth in this Agreement. Each Partner and other Person bound by this Agreement agree that the provisions of this Section 5.4(d) are fundamental elements to the agreement of the Partners of the Partnership to enter into this Agreement and without such provisions the parties hereto would not have entered into this Agreement.

(e)           Survival. The provisions of this Section 5.4 shall survive any amendment, repeal or termination of this Agreement.

Article VI
EXCULPATION AND INDEMNIFICATION

Section 6.1            Exculpation.

(a)           Actions in Capacity as a Partner or Partner. To the fullest extent permitted by applicable law, and except as otherwise expressly provided herein, no Partner, Partner (other than the General Partner, acting in its capacity as such) or the Prior General Partner or its respective Indemnitees shall be liable to the Partnership, any Partner or any other Person bound by this Agreement as a result of or arising out any action of or omission by such Partner or the Prior General Partner solely in its capacity as a Partner or general partner of the Partnership, respectively, and in the case of the Prior General Partner, prior to the GP Transition, except to the extent such Obligations arise out of such Partner’s or the Prior General Partner’s (i) material breach of this Agreement or any other Transaction Document or (ii) bad faith violation of the implied contractual covenant of good faith and fair dealing, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected). For the avoidance of doubt, the exculpation provisions of this Section 6.1(a) shall apply to the Prior General Partner with respect to any actions or omissions prior to the GP Transition to the same extent as if the Prior General Partner had continued to serve as general partner of the Partnership.

(b)           Other Actions. To the fullest extent permitted by applicable law, and except as otherwise expressly provided herein, including Section 6.5, no Indemnitee or Prior GP Indemnified Person shall be liable to the Partnership, any Partner, any Partner or any other Person bound by this Agreement as a result of or arising out of the activities of the Indemnitee or Prior GP Indemnified Person on behalf of the Partnership to the extent within the scope of the authority reasonably believed by such Indemnitee or Prior GP Indemnified Person to be conferred on such Indemnitee or Prior GP Indemnified Person, except to the extent such Indemnitee or Prior GP Indemnified Person would not be entitled to exculpation or indemnification pursuant to the articles of incorporation and bylaws of Pubco (as the same may be amended from time to time).

Section 6.2            Indemnification. To the fullest extent permitted by applicable law, each of (a) the General Partner, (b) the Partners and the Partners and their respective Affiliates, (c) the stockholders, members, managers, directors, officers, partners, employees and agents of the Partners, the Partners and their respective Affiliates, (d) the officers and directors of the General Partner, the Partnership and each of their Subsidiaries and (e) the officers and directors of the Prior General Partner and its Subsidiaries (such Persons in this clause (e), the “Prior GP Indemnified Persons” and each Person described in clauses (a) through (d), an “Indemnitee”) shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (collectively, “Obligations”), which at any time may be imposed on, incurred by or asserted against such Indemnitee or Prior GP Indemnified Person as a result of or arising out of this Agreement, Pubco, the Partnership, their respective assets, businesses or affairs or the activities of the Indemnitee or the Prior GP Indemnified Person on behalf of Pubco, the Partnership or any of their Subsidiaries to the extent within the scope of the authority reasonably believed to be conferred on such Indemnitee or Prior GP Indemnified Person; provided, however, that, to the extent such Indemnitee is not entitled to exculpation with respect to such Obligations pursuant to Section 6.5, the Indemnitee shall not be entitled to indemnification for any such Obligations to the extent such Indemnitee would not be entitled to exculpation or indemnification pursuant to the articles of incorporation and bylaws of Pubco (as the same may be amended from time to time); provided further, that, to the extent such Indemnitee is entitled to exculpation with respect to such Obligations pursuant to Section 6.5, the Indemnitee shall not be entitled to indemnification for any such Obligations to the extent they arise out of such Indemnitee’s (i) material breach of this Agreement or any other Transaction Document or (ii) bad faith violation of the implied contractual covenant of good faith and fair dealing. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee or the Prior GP Indemnified Person was not entitled to indemnification hereunder. Any indemnification pursuant to this Section 6.2 shall be made only out of the assets of the Partnership and no Partner shall have any personal liability on account thereof.

Section 6.3            Expenses. Expenses (including reasonable legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding described in Section 6.2 shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as provided in Section 6.2; provided that such undertaking shall be unsecured and interest free and shall be accepted without regard to an Indemnitee’s ability to repay amounts advanced and without regard to an Indemnitee’s entitlement to indemnification.

Section 6.4            Non-Exclusivity; Savings Clause. The indemnification and advancement of expenses set forth in Section 6.2 and Section 6.3 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other agreement, policy of insurance or otherwise. The indemnification and advancement of expenses set forth in Section 6.2 and Section 6.3 shall continue as to an Indemnitee who has ceased to be a named Indemnitee and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of such a Person. If Article VI, Section 6.2 or Section 6.3 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Partnership shall nevertheless exculpate, indemnify and advance expenses each Indemnitee to the fullest extent permitted by any applicable portion of such sections not so invalidated and to the fullest extent permitted by applicable law. The exculpation, indemnification and advancement of expenses provisions set forth in Article VI, Section 6.2 and Section 6.3 shall be deemed to be a contract between the Partnership and each of the persons constituting Indemnitees at any time while such provisions remain in effect, whether or not such Person continues to serve in such capacity and whether or not such Person is a party hereto. In addition, neither Article VI, Section 6.2 nor Section 6.3 may be retroactively amended to adversely affect the rights of any Indemnitee arising in connection with any acts, omissions, facts or circumstances occurring prior to such amendment.

Section 6.5            Insurance. The Partnership may purchase and maintain insurance on behalf of the Indemnitees against any liability asserted against them and incurred by them in such capacity, or arising out of their status as Indemnitees, whether or not the Partnership would have the power to indemnify them against such liability under this Section 6.5.

Article VII
ACCOUNTING AND RECORDS; TAX MATTERS

Section 7.1            Accounting and Records. The books and records of the Partnership shall be made and maintained, and the financial position and the results of its operations recorded, at the expense of the Partnership, in accordance with such method of accounting as is determined by the General Partner. The books and records of the Partnership shall reflect all Partnership transactions and shall be made and maintained in a manner that is appropriate and adequate for the Partnership’s business.

Section 7.2            Preparation of Tax Returns. The Partnership shall arrange for the preparation and timely filing of all Tax returns required to be filed by the Partnership, including making the elections described in Section 7.3 and shall use reasonable best efforts to furnish, within seventy-five (75) days of the close of each Taxable Year, the tax information reasonably required by the Partners (including a final Schedule K-1) for federal and state income Tax and any other Tax reporting purposes. Each Partner shall furnish to the Partnership all pertinent information in its possession relating to the Partnership’s operations that is necessary to enable the Partnership’s income Tax returns to be prepared and filed.

Section 7.3            Tax Elections. The Taxable Year shall be the Fiscal Year unless otherwise determined by the General Partner and permitted or required by Section 706 of the Code. The General Partner shall determine whether to make or revoke any available election pursuant to the Code, except as otherwise set forth in this Agreement. Each Partner will upon request supply any information necessary to give proper effect to such election.

Section 7.4            Tax Controversies.

(a)           Upon effectiveness of the GP Transition, Pubco shall be the “partnership representative” (the “Partnership Representative”) of the Partnership for purposes of the Partnership Tax Audit Rules, and, as such, shall be authorized to designate any other Person selected by the General Partner as the Partnership Representative or to designate any Person as the “designated individual” within the meaning of Treasury Regulations Section 301.6223-1(b)(3).

(b)           Subject to this Section 7.4, the Partnership Representative shall have the sole authority to act on behalf of the Partnership in connection with, make all relevant decisions regarding the application of and to exercise the rights and powers provided for in, the Partnership Tax Audit Rules, including making any elections under the Partnership Tax Audit Rules or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any action, claim, proceeding, audit or examination before the IRS or any other tax authority (each, an “Audit”), and to expend Partnership funds for professional services and other expenses reasonably incurred in connection therewith.

(c)           Without limiting the foregoing, the Partnership Representative shall give prompt written notice to the Aggregator of the commencement of any Audit of the Partnership or any of its Subsidiaries (a “Specified Audit”). The Partnership Representative shall (i) keep the Aggregator reasonably informed of the material developments of any such Specified Audit, (ii) permit the Aggregator (or its designee) to participate (including using separate counsel), in each case at the Aggregator’s sole cost and expense, in any such Specified Audit and (iii) promptly notify the Aggregator of receipt of a notice of a final partnership adjustment (or equivalent under applicable laws) or a final decision of a court or IRS appeals panel (or equivalent body under applicable laws) with respect to such Specified Audit. The Partnership Representative or the Partnership shall promptly provide the Aggregator with copies of all material correspondence between the Partnership Representative or the Partnership (as applicable) and any Governmental Entity in connection with such Specified Audit and shall give the Aggregator a reasonably opportunity to review and comment on any material correspondence, submission (including settlement or compromise offers) or filing in connection with any such Specified Audit. Additionally, the Partnership Representative shall not (and the Partnership shall not (and shall not authorize the Partnership Representative to)) settle, compromise or abandon any Specified Audit in a manner that would reasonably be expected to have a disproportionate (as compared to Pubco) and material adverse effect on the Aggregator (or its direct or indirect equityholders) without the Aggregator’s prior written consent (not to be unreasonably withheld, delayed or conditioned). The Partnership Representative shall obtain the prior written consent of the Aggregator (not to be unreasonably withheld, delayed or conditioned) before (i) making an election under Section 6226(a) of the Code (or any analogous provision of state or local Law) or (ii) taking any material action under the Partnership Tax Audit Rules that would reasonably be expected to have a disproportionate (compared to Pubco) and material adverse effect on the Aggregator, in the case of each of clauses (i) and (ii).

(d)           This Section 7.4 shall be interpreted to apply to Partners and former Partners and shall survive the transfer of a Partner’s Units and the termination, dissolution, liquidation and winding up of the Partnership and, for this purpose to the extent not prohibited by applicable law, the Partnership shall be treated as continuing in existence.

Section 7.5            Code Section 83 Safe Harbor Election.

(a)           By executing this Agreement, each Partner authorizes and directs the Partnership to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in the Internal Revenue Service Notice 2005-43 (the “IRS Notice”) or in any successor, guidance or provision apply to any interest in the Partnership transferred to a service provider by the Partnership on or after the effective date of such Revenue Procedure in connection with services provided to the Partnership. For purposes of making such Safe Harbor election, the Partnership Representative is hereby designated as the “partner who has responsibility for federal income Tax reporting” by the Partnership and, accordingly, that execution of such Safe Harbor election by the Partnership Representative constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the IRS Notice. Each Partner hereby agrees to comply with all requirements of the Safe Harbor described in the IRS Notice, including, the requirement that each Partner shall prepare and file all federal income Tax returns reporting the income Tax effects of each Unit issued by the Partnership that qualifies for the Safe Harbor in a manner consistent with the requirements of the IRS Notice.

(b)           Any Partner or former Partner that fails to comply with requirements set forth in Section 7.5(a) shall indemnify and hold harmless the Partnership and each adversely affected Partner and former Partner from and against any and all losses, liabilities, Taxes, damages, judgments, fines, costs, penalties, amounts paid in settlement and reasonable out-of-pocket costs and expenses incurred in connection therewith (including, costs and expenses of suits and proceedings and reasonable fees and disbursements of counsel), in each case resulting from such Partner’s or former Partner’s failure to comply with such requirements. The General Partner may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Partnership and any other Person under this Section 7.5(b) (and any amount so offset with respect to such Person’s obligation to indemnify a Person other than the Partnership shall be paid over to such other Person by the Partnership). A Partner’s obligations to comply with the requirements of Section 7.5(a) and to indemnify the Partnership and any Partner or former Partner under this Section 7.5(b) shall survive such Partner’s ceasing to be a Partner of the Partnership and/or the termination, dissolution, liquidation and winding up of the Partnership, and, for purposes of this Section 7.5, the Partnership shall be treated as continuing in existence. The Partnership and any Partner or former Partner may pursue and enforce all rights and remedies it may have against each Partner or former Partner under this Section 7.5(b), including (i) instituting a lawsuit to collect such indemnification and contribution, and (ii) specific performance and/or immediate injunctive or other equitable relief from any court of competent jurisdiction (without the necessity of showing actual money damages, or posting any bond or other security) in order to enforce or prevent any violation of the provisions of Section 7.5(a).

(c)           Each Partner authorizes the General Partner to amend paragraphs (a) and (b) of this Section 7.5 to the extent necessary to achieve substantially the same Tax treatment with respect to any interest Units Transferred to a service provider by the Partnership in connection with services provided to the Partnership as set forth in Section 4 of the IRS Notice (e.g., to reflect changes from the rules set forth in the IRS Notice in subsequent Internal Revenue Service guidance); provided, that such amendment is not materially adverse to any Partner (as compared with the after-Tax consequences that would result if the provisions of the IRS Notice applied to all Units Transferred to a service provider by the Partnership in connection with services provided to the Partnership).

Article VIII
TRANSFER OF UNITS; ADMISSION OF NEW PARTNERS

Section 8.1            Transfer of Units. Other than as provided for in this Section 8.1, no Partner may sell, assign, transfer, grant a participation in, pledge, hypothecate, encumber or otherwise dispose of (such transaction being herein collectively called a “Transfer”) all or any portion of its Units except with the approval of the General Partner, which may be granted or withheld in its sole discretion. Without the approval of the General Partner (but otherwise in compliance with Section 8.1), a Partner may, at any time, (a) Transfer any portion of such Partner’s Units pursuant to the Exchange Agreement and (b) Transfer any portion of such Partner’s Units to a Permitted Transferee of such Partner. Any purported Transfer of all or a portion of a Partner’s Units not complying with this Section 8.1 shall be void ab initio and shall not create any obligation on the part of the Partnership or the other Partners to recognize that purported Transfer or to recognize the Person to which the Transfer purportedly was made as a Partner. A Person acquiring a Partner’s Units pursuant to this Section 8.1 shall not be admitted as a Substituted or Additional Limited Partner except in accordance with the requirements of Section 8.2, but such Person shall, to the extent of the Units transferred to it, be entitled to such Partner’s (i) share of Distributions, (ii) share of Profits and Losses and (iii) Capital Account in accordance with Section 3.6. Notwithstanding anything in this Section 8.1 or elsewhere in this Agreement to the contrary, if a Partner Transfers all or any portion of its Units after the designation of a record date and declaration of a Distribution pursuant to Section 4.1 and before the payment date of such distribution, the transferring Partner (and not the Person acquiring all or any portion of its Units) shall be entitled to receive such Distribution in respect of such transferred Units.

Section 8.2            Recognition of Transfer; Substituted and Additional Limited Partners.

(a)           No direct or indirect Transfer of all or any portion of a Partner’s Units may be made, and no purchaser, assignee, transferee or other recipient of all or any part of such Units shall be admitted to the Partnership as a Substituted or Additional Limited Partner hereunder, unless:

(i)            the provisions of Section 8.1 shall have been complied with;

(ii)           in the case of a proposed substituted or Additional Limited Partner that is (A) a competitor or potential competitor of Pubco or the Partnership or their respective Subsidiaries, (B) a Person with whom Pubco or the Partnership or their respective Subsidiaries has had or is expected to have a material commercial or financial relationship or (C) likely to subject Pubco or the Partnership or their respective Subsidiaries to any material legal or regulatory requirement or obligation, or materially increase the burden thereof, in each case as determined by the General Partner in its sole discretion, the admission of the purchaser, assignee, transferee or other recipient as a Substituted or Additional Limited Partner shall have been approved by the General Partner;

(iii)           the General Partner shall have been furnished with the documents effecting such Transfer, in form and substance reasonably satisfactory to the General Partner, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee, transferee or other recipient, and the General Partner shall have executed (and the General Partner hereby agrees to execute) any other documents on behalf of itself and the Partners required to effect the Transfer;

(iv)          the provisions of Section 8.2(b) shall have been complied with;

(v)           the General Partner shall be reasonably satisfied that such Transfer will not (A) result in a violation of the Securities Act or any other applicable law or (B) cause an assignment under the Investment Company Act;

(vi)           such Transfer would not: (A) cause (or create a substantial risk of causing) the Partnership to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or any other association taxable as a corporation for federal income tax purposes and, without limiting the generality of the foregoing, such Transfer shall not be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Treasury Regulations Section 1.7704-1; or (B) result in the Partnership having more than 100 partners within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3); except as the General Partner may reasonably determine that the Partnership can rely on one or more of the secondary market safe harbors set forth in Treasury Regulations Section 1.7704-1(c)(3));

(vii)         the General Partner shall have received the opinion of counsel, if any, required by Section 8.2(c) in connection with such Transfer; and

(viii)         all necessary instruments reflecting such Transfer and/or admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the Partnership to conduct business or to preserve the limited liability of the Partners.

(b)           Each Substituted Limited Partner and Additional Limited Partner shall be bound by all of the provisions of this Agreement. Each Substituted Limited Partner and Additional Limited Partner, as a condition to its admission as a Partner, shall execute and acknowledge such instruments (including a counterpart of this Agreement and the Exchange Agreement or a joinder agreement in customary form), in form and substance reasonably satisfactory to the General Partner, as the General Partner reasonably deems necessary or desirable to effectuate such admission and to confirm the agreement of such Substituted or Additional Limited Partner to be bound by all the terms and provisions of this Agreement with respect to the Units acquired by such Substituted or Additional Limited Partner. The admission of a Substituted or Additional Limited Partner shall not require the consent of any Partner (but shall require the consent of the General Partner, if and to the extent such consent of the General Partner is expressly required by this Article VIII). As promptly as practicable after the admission of a Substituted or Additional Limited Partner, the Unit Ownership Ledger and other books and records of the Partnership and Exhibit A shall be changed to reflect such admission.

(c)           As a further condition to any Transfer of all or any part of a Partner’s Units, the General Partner may, in its discretion, require a written opinion of counsel to the transferring Partner reasonably satisfactory to the General Partner, obtained at the sole expense of the transferring Partner, reasonably satisfactory in form and substance to the General Partner, as to such matters as are customary and appropriate in transactions of this type, including (or, in the case of any Transfer made to a Permitted Transferee, limited to an opinion) to the effect that such Transfer will not result in a violation of the registration or other requirements of the Securities Act or any other federal or state securities laws. No such opinion, however, shall be required in connection with a Transfer made pursuant to the Exchange Agreement.

Section 8.3            Expense of Transfer; Indemnification. All reasonable costs and expenses incurred by the General Partner and the Partnership in connection with any Transfer of a Partner’s Units, including any filing and recording costs and the reasonable fees and disbursements of counsel for the Partnership, shall be paid by the transferring Partner. In addition, the transferring Partner hereby indemnifies the General Partner and the Partnership against any losses, claims, damages or liabilities to which the General Partner, the Partnership or any of their Affiliates may become subject arising out of or based upon any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such transferring Partner or such transferee in connection with such Transfer.

Section 8.4            Exchange Agreement. In connection with any Transfer of any portion of a Partner’s Units pursuant to the Exchange Agreement, the General Partner shall cause the Partnership to take any action as may be required under the Exchange Agreement or requested by any party thereto to effect such Transfer promptly.

Section 8.5            Admission of a Successor General Partner. A Person shall be admitted as a Successor General Partner if and only if such Person is elected to be a Successor General Partner by Pubco.

Article IX
WITHDRAWAL AND RESIGNATION OF LIMITED PARTNERS

Section 9.1            Withdrawal and Resignation of Limited Partners. No Limited Partner shall have the power or right to withdraw or otherwise resign from the Partnership prior to the dissolution and winding up of the Partnership pursuant to Article X, without the prior written consent of the General Partner (which consent may be withheld by the General Partner in its sole discretion), except as otherwise expressly permitted by this Agreement. Upon a Transfer of all of a Partner’s Units in a Transfer permitted by this Agreement, and (if applicable) the Equity Agreements, such Partner shall cease to be a Partner. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Partner will not be considered a Partner for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Partner’s Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.

Section 9.2            General Partner. The General Partner shall not have the power or right to withdraw or otherwise resign (and not withdraw or otherwise resign) from the Partnership prior to the dissolution and winding up of the Partnership pursuant to Article X, without the prior written consent of the Board (which consent may be withheld by the Board in its sole discretion).

Section 9.3            Former General Partner’s Liabilities. No former General Partner shall be liable for Partnership debts or other liabilities or obligations of the Partnership incurred after the date such Person ceases to be the Partnership’s general partner, but shall continue to be liable for Partnership debts and other liabilities and obligations of the Partnership incurred before such date.

Article X
DISSOLUTION AND LIQUIDATION

Section 10.1         Dissolution. The Partnership shall not be dissolved by the admission of Additional Limited Partners or Substituted Limited Partners or an additional General Partner or Successor General Partner, or by the death, retirement, expulsion, bankruptcy or dissolution of a Partner. The Partnership shall dissolve, and its affairs shall be wound up upon the first to occur of the following:

(a)           at the election of the General Partner to dissolve the Partnership; and

(b)           the entry of a decree of judicial dissolution of the Partnership under Section 17-802 of the Delaware Act.

Except as otherwise set forth in this Article X, the Partnership is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Partnership and the Partnership shall continue in existence subject to the terms and conditions of this Agreement.

Section 10.2         Liquidation and Termination. On the dissolution of the Partnership, the General Partner shall act as liquidator or may appoint one or more representatives, Partners or other Persons as liquidator(s). The liquidators shall proceed diligently to wind up the affairs of the Partnership and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as the Partnership’s expense. Until final distribution, the liquidators shall continue to operate the Partnership properties with all of the power and authority of the General Partner. The steps to be accomplished by the liquidators are as follows:

(a)           The liquidators shall pay, satisfy or discharge from the Partnership’s funds all of the debts, liabilities and obligations of the Partnership (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine).

(b)           As promptly as practicable after dissolution, the liquidators shall (i) determine the Fair Market Value (the “Liquidation FMV”) of the Partnership’s remaining assets (the “Liquidation Assets”) in accordance with Article X, (ii) determine the amounts to be distributed to each Partner in accordance with Section 4.1 and (iii) deliver to each Partner a statement (the “Liquidation Statement”) setting forth the Liquidation FMV and the amounts and recipients of such Distributions, which Liquidation Statement shall be final and binding on all Partners.

(c)           As soon as the Liquidation FMV and the proper amounts of Distributions have been determined in accordance with Section 10.2(b), the liquidators shall promptly distribute the Partnership’s Liquidation Assets to the holders of Units in accordance with Section 4.1(b). In making such distributions, the liquidators shall allocate each type of Liquidation Assets (i.e., cash or cash equivalents, preferred or common equity securities, etc.) among the Partners ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such holder; provided that the liquidators may allocate each type of Liquidation Assets so as to give effect to and take into account the relative priorities of the different Units; provided, further that, in the event that any securities are part of the Liquidation Assets, each Partner that is not an “accredited investor” as such term is defined under the Securities Act may, in the sole discretion of the General Partner, receive, and hereby agrees to accept, in lieu of such securities, cash consideration with an equivalent value to such securities as determined by the General Partner. Any non-cash Liquidation Assets will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Section 4.2 and Section 4.3. If any Partner’s Capital Account is not equal to the amount to be distributed to such Partner pursuant to Section 10.2(b), Profits and Losses for the Fiscal Year in which the Partnership is dissolved shall be allocated among the Partners in such a manner as to cause, to the extent possible, each Partner’s Capital Account to be equal to the amount to be distributed to such Partner pursuant to Section 10.2(b). The distribution of cash and/or property to a Partner in accordance with the provisions of this Section 10.2(b) constitutes a complete return to the Partner of its Capital Contributions and a complete distribution to the Partner of its interest in the Partnership and all the Partnership property and constitutes a compromise to which all Partners have consented within the meaning of the Delaware Act. To the extent that a Partner returns funds to the Partnership, it has no claim against any other Partner for those funds.

Section 10.3         Securityholders Agreement. To the extent that units or other equity securities of any Subsidiary are distributed to any Partners and unless otherwise agreed to by the General Partner, such Partners hereby agree to enter into a securityholders agreement with such Subsidiary and each other Partner, which agreement shall contain rights and restrictions in form and substance similar to the provisions and restrictions set forth herein (including in Article VIII).

Section 10.4         Cancellation of Certificate. On completion of the distribution of the Partnership’s assets as provided herein, the Partnership shall be terminated (and the Partnership shall not be terminated prior to such time), and the General Partner (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Partnership. The Partnership shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 10.4.

Section 10.5         Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 10.2 in order to minimize any losses otherwise attendant upon such winding up.

Section 10.6         Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Partners (it being understood that any such return shall be made solely from the Partnership assets).

Section 10.7         Hart-Scott-Rodino. In the event the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) is applicable to any Partner, the dissolution of the Partnership shall not be consummated until such time as the applicable waiting period (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Partner.

Article XI
GENERAL PROVISIONS

Section 11.1         Power of Attorney. Each Partner hereby constitutes and appoints the General Partner and the liquidators, if any and as applicable, and their respective designees, with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (to the same extent such Person could take such action): (a) this Agreement, all certificates and other instruments and all amendments hereof or thereof in accordance with the terms hereof that the General Partner deems appropriate or necessary to form, qualify or continue the qualification of, the Partnership as a limited partnership in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property or as otherwise permitted herein; (b) all instruments, agreements, amendments or other documents that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner and/or the liquidators deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including the Certificate of Amendment and Certificate of Cancellation as required under Section 2.8(b); and (d) all instruments relating to the admission, withdrawal or substitution of any Partner pursuant to Article VIII or Article IX. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Partner and the Transfer of all or any portion of his, her or its Units and shall extend to such Partner’s heirs, successors, permitted assigns and personal representatives.

Section 11.2         Amendments. This Agreement may be amended (including, for purposes of this Section 11.2, any amendment effected directly or indirectly by way of a merger or consolidation of the Partnership) or waived, in whole or in part, by the General Partner; provided, however, that (a) to the extent any amendment or waiver would adversely affect the economic rights of the holders of Series A Units or the terms and conditions of the Series A Units, such amendment or waiver may only be made by the General Partner upon the prior written consent of the holders of a majority of the issued and outstanding Series A Units (other than Pubco and its Subsidiaries), and (b) to the extent any amendment or waiver would disproportionately and adversely affect the rights of any Partner of a class compared with the rights of any other Partner of such class, such amendment or waiver may only be made by the General Partner upon the prior written consent of such disproportionately and adversely affected Partner.

Section 11.3         Title to the Partnership Assets. The Partnership’s assets shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such assets or any portion thereof. Legal title to any or all of such assets may be held in the name of the Partnership or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of any nominee shall be held in trust by such nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such assets is held.

Section 11.4         Remedies. Each Partner and the Partnership shall have all rights and remedies set forth in this Agreement and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

Section 11.5         Successors and Assigns. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not. PSP is an express third party beneficiary of its rights under this Agreement.

Section 11.6         Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein or if such term or provision could be drawn more narrowly so as not to be illegal, invalid, prohibited or unenforceable in such jurisdiction, it shall be so narrowly drawn, as to such jurisdiction, without invalidating the remaining terms and provisions of this Agreement or affecting the legality, validity or enforceability of such term or provision in any other jurisdiction.

Section 11.7         Counterparts; Binding Agreement. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto. This Agreement and all of the provisions hereof shall be binding upon and effective as to each Person who (a) executes this Agreement in the appropriate space provided in the signature pages hereto notwithstanding the fact that other Persons who have not executed this Agreement may be listed on the signature pages hereto and (b) may from time to time become a party to this Agreement by executing a counterpart of or joinder to this Agreement.

Section 11.8         Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Whenever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

Section 11.9         Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 11.10       Addresses and Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) telecopied to the recipient, or delivered by means of electronic mail if telecopied/emailed on a Business Day, and otherwise on the next Business Day or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the address for such recipient set forth in the Partnership’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

Section 11.11       Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership or any of its Affiliates, and no creditor who makes a loan to the Partnership or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Partnership in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in the Partnership’s Profits, Losses, Distributions, capital or property other than as a secured creditor. Notwithstanding the foregoing, each of the Indemnitees are intended third party beneficiaries of Section 6.2 and shall be entitled to enforce such provision (as it may be in effect from time to time) directly as if a party hereto.

Section 11.12       No Waiver. No failure by any party hereto to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 11.13       Further Action. The parties hereto agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement, in each case, as and when requested by the General Partner.

Section 11.14       Entire Agreement. This Agreement and the other Transaction Documents embody the complete agreement and understanding among the parties with respect to the subject matter herein and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 11.15       Delivery by Electronic Means. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (pdf) or comparable electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or pdf electronic transmission or comparable electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or pdf electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

Section 11.16       Certain Acknowledgments. This Agreement shall be considered for all purposes as having been prepared through the joint efforts of the parties hereto. No presumption shall apply in favor of any party hereto in the interpretation of this Agreement or in the resolution of any ambiguity of any provision hereof based on the preparation, substitution, submission or other event of negotiation, drafting or execution hereof. Each Partner acknowledges that such Partner or Partner is entitled to and has been afforded the opportunity to consult legal counsel of its choice regarding the terms, conditions and legal effects of this Agreement, as well as the advisability and propriety thereof. Each Partner further acknowledges that having so consulted with legal counsel of its choosing, such Partner or Partner hereby waives any right to raise or rely upon the lack of representation or effective representation in any future proceedings or in connection with any future claim resulting from this Agreement or the formation of the Partnership.

Section 11.17       Consent to Jurisdiction; WAIVER OF TRIAL BY JURY.

(a)           Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the State of Delaware and the state courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto further agrees that service of any process, summons, notice or document by United States certified or registered mail (in each such case, prepaid return receipt requested) to such party hereto’s respective address set forth in the Partnership’s books and records or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of Delaware or the state courts of the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

(b)           WAIVER OF TRIAL BY JURY. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES HERETO WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY HERETO HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

Section 11.18       Representations and Warranties. By execution of this Agreement, each Partner severally represents and warrants as follows:

(a)           Such Partner has full legal right, power and authority to deliver this Agreement and the other Transaction Documents and to perform such Partner’s obligations hereunder and thereunder;

(b)           This Agreement and the other Transaction Documents constitute the legal, valid and binding obligation of such Partner enforceable in accordance with its respective terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors’ rights or general principles of equity;

(c)           Neither this Agreement nor the other Transaction Documents violate, conflict with, result in a breach of the terms, conditions or provisions of or constitute a default or an event of default under any other agreement of which such Partner is a party; and

(d)           Such Partner’s investment in Units in the Partnership is made for such Partner’s own account for investment purposes only and not with a view to the resale or distribution of such Units in violation of applicable securities laws.

Section 11.19       Tax Receivable Agreement. The Tax Receivable Agreement and the Exchange Agreement shall each be treated as part of this Agreement as described in Section 761(c) of the Code, and Treasury Regulations Section 1.704-1(b)(2)(ii)(h) and Section 1.761-1(c) with respect to payments to a Partner with respect to an Exchange (as defined in the Tax Receivable Agreement) by such Partner.

* * * * *

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Sixth Amended and Restated Limited Partnership Agreement as of the Effective Date.

PARTNERSHIP

SUJA LIFE HOLDINGS, L.P.

By: Suja Life, Inc.
Its: General Partner

By:	/s/ Maria Stipp
Name:	Maria Stipp
Title:	Chief Executive Officer

PUBCO

SUJA LIFE, INC.

By:	/s/ Maria Stipp
Name:	Maria Stipp
Title:	Chief Executive Officer

PRIOR GENERAL PARTNER

SUJA LIFE HOLDINGS GP, LLC

By:	/s/ Kevin Schwartz
Name:	Kevin Schwartz
Title:	President & Chief Executive Officer

LIMITED PARTNERS

SUJA LIFE SUB, INC.

By:	/s/ Maria Stipp
Name:	Maria Stipp
Title:	Chief Executive Officer

SLICE LIFE INTERMEDIATE HOLDINGS, LLC

By:	/s/ Maria Stipp
Name:	Maria Stipp
Title:	Chief Executive Officer

Signature Page to Suja Life Holdings, L.P. Sixth Amended and Restated Limited Partnership Agreement

VIVE BUYER, INC.

By:	/s/ Maria Stipp
Name:	Maria Stipp
Title:	Chief Executive Officer

SUJA LIFE CONSORTIUM AGGREGATOR, L.P.

By: Suja Life Consortium Aggregator GP, LLC
Its: General Partner

By:	/s/ Kevin Schwartz
Name:	Kevin Schwartz
Title:	President & Chief Executive Officer

Signature Page to Suja Life Holdings, L.P. Sixth Amended and Restated Limited Partnership Agreement

UNIT OWNERSHIP LEDGER

As of May 7, 2026

On file with the Partnership.